Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                             FIRST INDUSTRIAL, L.P.

                6 1/2% Dealer remarketable securitySM ("Drs.SM")
                                due April 5, 2011


No. 1

$100,000,000                                                CUSIP: 322055RAD9


         First Industrial, L.P., a Delaware limited partnership (hereinafter called the "Company"), for value received, hereby promises to pay to CEDE & CO. or registered assigns, the principal sum of ONE HUNDRED MILLION U.S. DOLLARS on April 5, 2011, at the office or agency of the Company in the Borough of Manhattan, The City of New York, State of New York, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semi-annually on April 5 and October 5 of each year (each, an "Interest Payment Date"), on said principal sum at the rate per annum specified below, at such office or agency, in like coin or currency, from the April 5 or October 5, as the case may be, to which interest on the Securities has been paid preceding the date hereof (unless the date hereof is an April 5 or an October 5 to which interest has been paid, in which case from the date hereof, or unless the date hereof is prior to any interest having been paid, in which case from March 31, 1998) until payment of said principal sum has been made or duly provided for. If the Company shall default in the payment of interest when due on such April 5 or October 5, then this Security shall bear interest from the next preceding date to which interest has been paid, or, if no interest has been paid, from March 31, 1998. The interest so payable on any April 5 or October 5 shall be paid to the person in whose name this Security shall be registered at the close of business on the fifteenth calendar day (whether or not a Business Day) immediately preceding the related Interest Payment Date (each, a "Regular Record Date"). For purposes of this Security, "Business Day" means any day

----------

SM "Dealer remarketable security" and "Drs." are service marks of J.P. Morgan Securities Inc.

other than a Saturday, a Sunday or a day on which banking institutions in the City of New York or the City of Chicago are authorized or obligated by law, regulation or executive order to be closed.

     If and to the extent the Company shall default in the payment of the interest due on any interest payment date, such defaulted interest shall be paid to the person in whose name this Security is registered at the close of business on a record date established for such payment by notice by or on behalf of the Company to the holders of the Securities mailed by first-class mail not less than fifteen days prior to such record date to their last address as they shall appear upon the Security register, such record date to be not less than five days preceding the date of payment of such defaulted interest. The Company may pay interest by check mailed to the holder's address as it appears on the Security register.

     The rate of interest on this Security shall be 6 1/2% per annum to April 5, 2001 (the "Remarketing Date"). If the Remarketing Dealer elects to remarket the Securities pursuant to the Remarketing Agreement dated as of March 31, 1998 (the "Remarketing Agreement") between J.P. Morgan Securities Inc., as Remarketing Dealer (the "Remarketing Dealer"), and the Company, then, except as otherwise set forth on the reverse hereof, (i) this Security shall be subject to mandatory tender to the Remarketing Dealer for remarketing on the Remarketing Date, on the terms and subject to the conditions set forth on the reverse hereof, and (ii) on and after the Remarketing Date, this Security shall bear interest at the rate determined by the Remarketing Dealer in accordance with the procedures set forth in Section 4 on the reverse hereof (the "Interest Rate to Maturity"). If the Remarketing Dealer does not remarket the Securities pursuant to the Remarketing Agreement, this Security shall be subject to mandatory tender to the Company for repurchase on the Remarketing Date, on the terms and subject to the conditions set forth on the reverse hereof.

     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

     This Security shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been executed by the Trustee under the Indenture referred to on the reverse hereof.

     IN WITNESS WHEREOF, First Industrial, L.P. has caused this Security to be signed by its duly authorized officers and has caused its corporate seal to be affixed hereunto.

                               FIRST INDUSTRIAL, L.P.

                               By: First Industrial Realty Trust, Inc., its general partner


                               By:    /s/ Michael J. Havala
                                      ------------------------------------------
                                      Title:  Chief Financial Officer, Treasurer
                                                 and Secretary
Attest:



/s/ Scott A. Musil
---------------------------
Secretary





     Certificate of Authentication

This is one of the Securities of the series designated therein and described in the within mentioned Indenture.

                               U.S. Bank Trust National Association

                               f/k/a First Trust National Association
                                      as Trustee


                               By:    /s/ H.H. Hall, Jr.
                                      -----------------------------------
                                      Authorized Signatory

                             First Industrial, L.P.

                6 1/2% Dealer remarketable securitySM ("Drs.SM")
                                due April 5, 2011


     1. Indenture. (a) This Security is one of the duly authorized issue of debt securities of the Company (herein referred to as the "Debt Securities") of the series hereinafter specified, all issued or to be issued under and pursuant to an indenture dated as of May 13, 1997 (as supplemented, including the Supplemental Indenture dated as of March 26, 1998 in respect of this series of Securities, the "Indenture") between the Company and First Trust National Association, as Trustee (herein referred to as the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders (the words "holders", "holder", "Securityholders" or "Securityholder" mean the registered holder(s)) of the Debt Securities.

     (b) The Debt Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be denominated in different currencies, may be subject to different redemption provisions, if any, may be subject to different sinking funds, if any, may be subject to additional covenants and Events of Default and may otherwise vary as provided in the Indenture. This Security is one of the series designated as the 6 1/2% Dealer remarketable securitiesSM ("Drs.SM") due April 5, 2011 of the Company and such series is limited in aggregate principal amount to $100,000,000. References herein to "Securities" or "Drs." shall mean the Debt Securities of said series.

     (c) All capitalized terms used in this Security which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

     2. Mandatory Tender on Remarketing Date; Purchase and Settlement. On a Business Day not later than five Business Days prior to the Remarketing Date (the "Notification Date"), the Remarketing Dealer will notify the Company and the Trustee as to whether it elects to purchase all (but not less than all) of the outstanding Drs. on the Remarketing Date. If, and only if, the Remarketing Dealer so elects, the Drs. shall be subject to mandatory tender to the Remarketing Dealer for purchase and remarketing on the Remarketing Date, upon the terms and subject to the conditions described herein and in the Remarketing Agreement. The purchase price of the Drs. shall be equal to 100% of the principal amount thereof. No holder or beneficial owner of any Securities shall have any rights or claims under the Remarketing Agreement or against the Company or the Remarketing Dealer as a result of the Remarketing Dealer not purchasing such Securities.

     3. Maintenance of Book-Entry System. (a) The tender and settlement procedures with respect to the Securities set forth in the Remarketing Agreement shall be subject to modification, without the consent of the holders of the Securities, to the extent required by DTC or, if the book-entry system is no longer available for the Securities at the time of the remarketing, to the extent required to facilitate the tendering and remarketing of Securities in certificated form. In addition, the Remarketing Dealer may modify the settlement procedures without the consent of the holders of the Securities in order to facilitate the settlement process.

     (b) The Company hereby agrees with the Trustee and the holders of Securities that (i) at all times, it will use its best efforts to maintain the Securities in book-entry form with DTC or any successor thereto and to appoint a successor depository to the extent necessary to maintain the Securities in book-entry form and (ii) it waives any discretionary right that it otherwise may have under the Indenture to cause the Securities to be issued in certificated form.

     4. Determination of Interest Rate to Maturity; Notification Thereof. The Remarketing Dealer shall determine the interest rate the Drs. will bear from the Remarketing Date to the Stated Maturity Date (the "Interest Rate to Maturity") on the third Business Day immediately preceding the Remarketing Date (the "Determination Date") by soliciting by 3:30 p.m., New York City time, the Reference Corporate Dealers for firm, committed bids to purchase all outstanding Drs. at the Dollar Price, and by selecting the lowest such firm, committed bid (regardless of whether each of the Reference Corporate Dealers actually submit bids). Each bid shall be expressed in terms of the Interest Rate to Maturity that the Drs. would bear (quoted as a spread over 5.67% per annum (the "Base Rate")) based on the following assumptions:

          (i) the Drs. would be sold to the Reference Corporate Dealer on the Remarketing Date for settlement on the same day;

          (ii) the Drs. would mature on the Stated Maturity Date; and

          (iii) the Drs. would bear interest from the Remarketing Date at a stated rate equal to the Interest Rate to Maturity bid by such Reference Corporate Dealer, payable semi-annually on the interest payment dates for the Drs.

The Interest Rate to Maturity announced by the Remarketing Dealer as a result of such process will be quoted to the nearest one hundred-thousandth (0.00001) of one percent per annum and, absent manifest error, will be binding and conclusive upon holders of the Drs., the Company and the Trustee. The Remarketing Dealer shall have the discretion to select the time at which the Interest Rate to Maturity is determined on the Determination Date.

     The Remarketing Dealer shall have the right in its sole discretion to either (i) remarket the Drs. for its own account (at a price equal to the lowest firm, committed bid, as described above) or (ii) sell the Drs. to the Reference Corporate Dealer submitting the low-est firm, committed, bid. If two or more Reference Corporate Dealers submit equivalent bids which constitute the lowest firm, committed bid, the Remarketing Dealer may in its sole discretion elect to sell the Drs. to any such Reference Corporate Dealer.

     If the Remarketing Dealer has elected to remarket the Drs. as provided herein, then it shall notify the Company, the Trustee and DTC by telephone, confirmed in writing (which may include facsimile or other electronic transmission), by 5:00 p.m., New York City time, on the Determination Date of the Interest Rate to Maturity applicable to the Drs. effective from and including the Remarketing Date.

     5. Repurchase. If the Remarketing Dealer for any reason does not purchase all of the Drs. on the Remarketing Date, then all holders will be required to tender, and the Company shall repurchase, on the Remarketing Date, at a price equal to 100% of the principal amount of the Drs. plus all accrued interest, if any, on the Drs. to (but excluding) the Remarketing Date, all Drs. that have not been purchased by the Remarketing Dealer on the Remarketing Date.

     6. Redemption. If the Remarketing Dealer has elected to remarket the Drs. on the Remarketing Date, the Company shall have the right to redeem the Drs., in whole but not in part, from the Remarketing Dealer on the Remarketing Date at a redemption price equal to the greater of (i) 100% of the aggregate principal amount of the Drs. and (ii) the Dollar Price, by giving written notice of such redemption to the Remarketing Dealer no later than

          (x) the Business Day immediately prior to the Determination Date or

          (y) if fewer than three Reference Corporate Dealers submit firm, committed bids for all outstanding Drs. to the Remarketing Dealer on the Determination Date in accordance with Section 4 of this Security, immediately after the deadline set by the Remarketing Dealer for receiving such bids has passed.

In either such case, the Company shall pay such redemption price for the Drs. in same-day funds by wire transfer on the Remarketing Date to an account designated by the Remarketing Dealer.

     7. Certain Covenants. The Indenture restricts the Company's ability to merge, consolidate or sell substantially all of its assets. In addition, the Company is obliged to abide by certain covenants, including covenants limiting the amount of indebtedness it may incur, a covenant compelling it to disclose certain financial information, covenants requiring it to maintain its material properties and adequate insurance thereon, and a covenant requiring it to pay or discharge all taxes, all as more fully described in the Indenture. All of such covenants are subject to the covenant defeasance procedures outlined in the Indenture.

     8. Effect of Event of Default. If an Event of Default shall have occurred and be continuing under the Indenture, the principal hereof may be declared, and upon such decla-ration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

     9. Tax Treatment; Agreement to Tender. The Company and the holders of this Security (and each holder of a beneficial interest herein) by accepting this Security, agree to treat the Drs. as fixed rate debt instruments that mature on the Remarketing Date for United States Federal income tax purposes. Furthermore, each holder of this Security (and each holder of a beneficial interest herein) irrevocably agrees that this Security shall automatically be tendered on the Remarketing Date (a) to the Remarketing Dealer if the Remarketing Dealer elects to remarket the Securities on the terms and conditions set forth herein or (b) to the Company if the Remarketing Dealer does not remarket the Securities on the terms and conditions set forth herein.

     10. Amendments and Waivers. Modifications and amendments of the Indenture will be permitted to be made only with the consent of the holders of not less than a majority in principal amount of all outstanding Debt Securities issued under the Indenture that are affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holder of each such Debt Security affected thereby, (a) change the stated maturity of the principal of, or any installment of interest (or premium or Make-Whole Amount, if any) on, any such Debt Security; (b) reduce the principal of, or the rate or amount of interest on, or any premium or Make-Whole Amount payable on redemption of, any such Debt Security, or reduce the amount of principal of an Original Issue Discount security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any such Debt Security; (c) change the place of payment, or the coin or currency, for payment of principal of, premium or Make-Whole Amount, if any, or interest on any such Debt Security; (d) impair the right to institute suit for the enforcement of any payment on or with respect to any such Debt Security; (e) reduce the above-stated percentage of outstanding Debt Securities of any series necessary to modify or amend the Indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the Indenture; (f) change the currency or currency unit in which any Debt Security or any premium or interest thereon is payable; or (g) modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of the holder of such Debt Security.

     The holders of a majority in aggregate principal amount of the outstanding Debt Securities of each series may, on behalf of all holders of Debt Securities of that series, waive, insofar as that series is concerned, compliance by the Company with certain restrictive covenants of the applicable Indenture.

     Modifications and amendments of the Indenture will be permitted to be made by the Company and the Trustee without the consent of any holder of Debt Securities for any of the following purposes: (a) to evidence the succession of another person to the Company as obligor under the Indenture; (b) to add to the covenants of the Company for the benefit of the holders of all or any series of Debt Securities or to surrender any right or power conferred upon the Company in the Indenture; (c) to add events of default for the benefit of the holders of all or any series of Debt Securities; (d) to add or change any provisions of the Indenture to facilitate the issuance of, or to liberalize certain terms of, Debt Securities in bearer form, or to permit or facilitate the issuance of Debt Securities in uncertificated form, provided that such action shall not adversely affect the interests of the holders of the Debt Securities of any series in any material respect; (e) to change or eliminate any provisions of the Indenture, provided that any such change or elimination shall become effective only when there are no Debt Securities outstanding of any series created prior thereto which are entitled to the benefit of such provision; (f) to secure the Debt Securities; (g) to establish the form or terms of Debt Securities of any series;
(h) to provide for the acceptance of appointment by a successor Trustee or facilitate the administration of the trusts under the Indenture by more than one Trustee; (i) to cure any ambiguity, defect or inconsistency in the Indenture, provided that such action shall not adversely affect the interests of holders of Debt Securities of any series issued under the Indenture; or (j) to supplement any of the provisions of the Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such Debt Securities, provided that such action shall not adversely affect the interests of the holders of the outstanding Debt Securities of any series in any material respect.

     11. Denominations; Transfer. (a) The Securities are issuable in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

     (b) A certificate in global form representing all or a portion of the Securities may not be transferred except as a whole by the Depositary for such series to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such Securities or a nominee of such successor Depositary.

     12. No Liability of Certain Persons. No past, present or future stockholder, employee, officer or director of the Company or any successor thereof shall have any liability for any obligation, covenant or agreement of the Company contained under this Security or the Indenture. Each holder by accepting this Security waives and releases all such liability. This waiver and release are part of the consideration for the issue of this Security.

     13. Governing Law. The laws of the State of New York govern the Indenture and this Security.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto:

PLEASE INSERT TAXPAYER IDENTIFICATION
NUMBER OF ASSIGNEE


__________________________________

__________________________________


--------------------------------------------------------------------------------
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
the within Security of First Industrial, L.P. and all rights thereunder and hereby irrevocably constitutes and appoints ______________________ attorney to transfer said Security on the books of the Company, with full power of substitution in the premises

                                   ___________________________________________
Dated:                                       Signature

NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN INSTRUMENT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER. THE SIGNATURE(S) SHOULD BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY, A MEMBER ORGANIZATION OF A NATIONAL STOCK EXCHANGE OR BY SUCH OTHER ENTITY WHOSE SIGNATURE IS ON FILE WITH AND ACCEPTABLE TO THE TRANSFER AGENT.